UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

June 8, 2010
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

After market close on June 8, 2010, Forest Laboratories, Inc. (“Forest”) entered into a fixed dollar collared accelerated share repurchase agreement (the “ASR Contract”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) under which Forest will repurchase approximately $500 million of its common shares.  Forest will acquire these common shares under the 50 million share repurchase program authorized by its Board of Directors that was previously announced on May 18, 2010.

Pursuant to the ASR Contract, Forest paid $500 million to Morgan Stanley on June 9, 2010, and 14,367,816 shares were delivered to Forest on the same day.  Additional shares are expected to be delivered over the term of the ASR Contract which is expected to end no later than the fourth quarter of the fiscal year ending March 31, 2011.  The exact number of shares to be repurchased generally will be determined by the discounted average of the daily volume weighted average prices of shares traded during the term of the agreement, subject to collar provisions that will establish minimum and maximum numbers of shares to be repurchased.  The minimum and maximum share numbers will be fixed based on per share prices of 110% and 96%, respectively, of the average of the daily volume weighted average prices of shares traded during an initial valuation period.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation periods, the circumstances under which the ASR Contract may be terminated early, circumstances under which Morgan Stanley could be entitled to deliver fewer than the minimum number of shares specified by the collar provisions (or Forest could be required to deliver shares or cash (at Forest’s option) to Morgan Stanley) and various acknowledgements, representations and warranties made by Forest and Morgan Stanley to one another.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which will be filed as an exhibit to Forest’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
99	Press release of Forest Laboratories, Inc. dated June 9, 2010.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2010

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Senior Vice President - Finance and
Chief Financial Officer